EZCORP Reports Third Quarter Fiscal 2024 Results
Record PLO and Q3 Revenues
Austin, Texas (July 31, 2024) — EZCORP, Inc. (NASDAQ: EZPW), a leading provider of pawn transactions in the United States and Latin America, today announced results for its third quarter ended June 30, 2024.
Unless otherwise noted, all amounts in this release are in conformity with U.S. generally accepted accounting principles (“GAAP”) and comparisons shown are to the same period in the prior year.
THIRD QUARTER HIGHLIGHTS
•Pawn loans outstanding (PLO) up 14% to $261.7 million.
•Total revenues increased 10% and gross profit increased 12%, while merchandise sales gross margin remains within our targeted range at 36%.
•Net income of $18.0 million, compared to $18.2 million. On an adjusted basis1, net income increased $2.2 million or 14%.
•Diluted earnings per share of $0.25, up from $0.24. On an adjusted basis, diluted earnings per share of $0.23, compared to $0.20.
•Return on earning assets (ROEA) remains strong at 160%.
CEO COMMENTARY AND OUTLOOK
Lachie Given, Chief Executive Officer, stated, “Our team delivered another outstanding quarter for our shareholders, driven by strong customer demand and continued focus on operational execution at the store level. As a result, we achieved record Q3 revenues and our highest level of PLO in Company history. The challenging macro-economic climate continues to fuel robust customer interest in short-term cash solutions and high-quality pre-owned goods, and the team’s focus on market-leading customer service drove excellent operational and financial results, increasing adjusted EBITDA by 15% with expanded margin.
“During the quarter, we grew our footprint by adding twelve new stores, including six de novo stores in Latin America and one in the U.S., as well as acquiring five stores in the U.S. We now operate 1,258 stores and employ over 8,000 team members. Our strong, liquid balance sheet enables us to continue scaling the business, organically through new store openings and through strategic acquisitions. Additionally, we demonstrated our commitment to returning capital to shareholders by repurchasing $3.0 million worth of shares during the quarter. Subsequent to quarter end, we also settled our convertible notes that matured in 2024 with $34.4 million in cash and 77,328 shares.
“We continue to prioritize convenience and a seamless customer experience to drive loyalty and engagement. Our EZ+ Rewards program now boasts 5 million members globally, up 51% year-over-year. These members accounted for 76% of unique customer transactions during the quarter, illustrating the ongoing success of the program. Online payments also continue to gain traction with a 49% increase to $21.7 million collected in the U.S.
“We remain committed to a balanced capital allocation strategy in which we invest in our people and business to drive strong organic growth, execute value-enhancing acquisitions and investments, return capital to shareholders via strategic share repurchases, and maintain substantial liquidity to manage debt. The business is performing exceptionally well and I thank the team for their relentless focus on operational excellence to produce these results for all of our stakeholders,” concluded Given.

CONSOLIDATED RESULTS

Three Months Ended June 30	As Reported		Adjusted[1]
in millions, except per share amounts	2024	2023	2024	2023

Total revenues	$281.4	$255.8	$279.8	$255.8
Gross profit	$166.7	$148.8	$165.8	$148.8
Income before tax	$23.0	$21.3	$22.8	$18.7
Net income	$18.0	$18.2	$17.0	$14.9
Diluted earnings per share	$0.25	$0.24	$0.23	$0.20
EBITDA (non-GAAP measure)	$31.8	$30.2	$31.6	$27.6

•PLO increased 14% to $261.7 million, up $32.3 million. On a same-store basis, PLO increased 12% due to improved operational performance and continued strong pawn demand.
•Total revenues increased 10%, and gross profit increased 12%, reflecting improved pawn service charge (PSC) revenues, merchandise sales and merchandise sales gross profit.
•PSC increased 15% as a result of higher average PLO.
•Merchandise sales gross margin remains within our target range at 36%. Aged general merchandise was 3.2% of total general merchandise inventory.
•Net inventory increased 11%, as expected with the growth in PLO. Inventory turnover decreased to 2.7x, from 2.8x.
•Store expenses increased 11% and 8% on a same-store basis, primarily due to increased labor in-line with store activity and, to a lesser extent, expenses related to our loyalty program.
•General and administrative expenses increased 12%, primarily due to labor, incentive compensation and, to a lesser extent, costs related to the implementation and ongoing support of Workday.
•Income before taxes was $23.0 million, up from $21.3 million, and adjusted EBITDA increased 15% to $31.6 million, with the primary adjustment being in the prior year for the reversal of contingent consideration liability in connection with a previously completed acquisition.
•Diluted earnings per share of $0.25, up from $0.24. On an adjusted basis, diluted earnings per share of $0.23, up from $0.20.
•Cash and cash equivalents at the end of the quarter was $218.0 million, down 8% year-over-year. The decrease was due to the increase in PLO and inventory, strategic investments and acquisitions, and share repurchases, partially offset by cash from operating activities.
SEGMENT RESULTS
U.S. Pawn
•PLO ended the quarter at $199.3 million, up 11% or 10% on a same-store basis.
•Total revenues were up 8% and gross profit was up 9%, reflecting increased PSC and higher merchandise sales.
•PSC increased 13% as a result of higher average PLO.
•Merchandise sales increased 6%, and gross margin decreased to 38% from 39%. Aged general merchandise increased to 5.0% to $2.0 million of total general merchandise inventory. Excluding luxury handbags in our three Max Pawn stores in Las Vegas, aged general merchandise remains under 1%.
•Net inventory increased 6%, as expected with the growth in PLO. Inventory turnover remained flat at 2.6x.

•Store expenses increased 8% and 6% on a same-store basis, primarily due to increased labor in-line with store activity and to a lesser extent, expenses related to our loyalty program.
•Segment contribution increased 12% to $36.1 million.
•During the quarter, store count increased by six, due to the acquisition of five stores and opening of one de novo store.
Latin America Pawn
•PLO improved to $62.4 million, up 24% (30% on constant currency basis). On a same-store basis, PLO increased 20% (26% on a constant currency basis) due to improved operational performance and increased loan demand.
•Total revenues were up 15% (13% on constant currency basis), and gross profit increased 21% (19% on a constant currency basis), reflecting increased PSC, higher merchandise sales and improved merchandise sales gross profit.
•PSC increased 22% (19% on a constant currency basis) as a result of higher average PLO.
•Merchandise sales gross margin increased to 32% from 30%. Aged general merchandise was less than 1% of total merchandise inventory.
•Net inventory increased 25% (32% on a constant currency basis). Inventory turnover decreased to 3.0x, from 3.4x.
•Store expenses increased 18% (15% on a constant currency basis) and 14% (12% on a constant currency basis) on a same-store basis, primarily due to increased labor, in line with store activity and to a lesser extent, rent.
•Segment contribution increased 6% (5% on a constant currency basis). On an adjusted basis, segment contribution was up 43% to $10.2 million, with the primary adjustment being the prior year reversal of contingent consideration liability in connection with a previously completed acquisition.
•During the quarter, store count increased by six de novo stores.
FORM 10-Q
EZCORP’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 has been filed with the Securities and Exchange Commission. The report is available in the Investor Relations section of the Company’s website at http://investors.ezcorp.com.
CONFERENCE CALL
EZCORP will host a conference call on Thursday, August 1, 2024, at 8:00 am Central Time to discuss Third Quarter Fiscal 2024 results. Analysts and institutional investors may participate on the conference call by registering online at https://register.vevent.com/register/BId4b5469876114f61a4e1f86df672523c. Once registered you will receive the dial-in details with a unique PIN to join the call. The conference call will be webcast simultaneously to the public through this link: http://investors.ezcorp.com. A replay of the conference call will be available online at http://investors.ezcorp.com shortly after the end of the call.
ABOUT EZCORP
Formed in 1989, EZCORP has grown into a leading provider of pawn transactions in the United States and Latin America. We also sell pre-owned and recycled merchandise, primarily collateral forfeited from pawn lending operations and merchandise purchased from customers. We are dedicated to satisfying the short-term cash needs of consumers who are both cash and credit constrained, focusing on an industry-leading customer experience. EZCORP is traded on NASDAQ under the symbol EZPW and is a member of the S&P 1000 Index and Nasdaq Composite Index.
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FORWARD LOOKING STATEMENTS
This announcement contains certain forward-looking statements regarding the Company’s strategy, initiatives and expected performance. These statements are based on the Company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the Company's strategy, initiatives and future performance, that address activities or results that the Company plans, expects, believes, projects, estimates or anticipates, will, should or may occur in the future, including future financial or operating results, are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including operating risks, liquidity risks, legislative or regulatory developments, market factors, current or future litigation and risks associated with the COVID-19 pandemic. For a discussion of these and other factors affecting the Company’s business and prospects, see the Company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Contact:
Email: Investor_Relations@ezcorp.com
Phone: (512) 314-2220
Note: Percentages are calculated from the underlying numbers in thousands and, as a result, may not agree to the percentages calculated from numbers in millions.
1“Adjusted” basis, which is a non-GAAP measure, excludes certain items. “Constant currency” basis, which is a non-GAAP measure, excludes the impact of foreign currency exchange rate fluctuations. For additional information about these calculations, as well as a reconciliation to the most comparable GAAP financial measures, see “Non-GAAP Financial Information” at the end of this release.
2“Same Store” basis, which is a financial measure, includes stores open the entirety of the comparable periods.

EZCORP, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
(in thousands, except per share amounts)	2024	2023	2024	2023
Revenues:
Merchandise sales	$158,140	$147,980	$502,230	$464,274
Jewelry scrapping sales	15,395	13,931	43,191	34,640
Pawn service charges	107,830	93,819	321,442	279,442
Other revenues	56	82	188	206
Total revenues	281,421	255,812	867,051	778,562
Merchandise cost of goods sold	101,211	95,069	322,680	297,285
Jewelry scrapping cost of goods sold	13,483	11,958	37,479	30,813
Gross profit	166,727	148,785	506,892	450,464
Operating expenses:
Store expenses	116,335	104,932	341,472	307,004
General and administrative	20,060	17,876	54,869	48,961
Depreciation and amortization	8,158	8,026	24,942	23,977
Loss (gain) on sale or disposal of assets and other	20	(29)	(149)	28
Other income	—	(2,632)	(765)	(5,097)
Total operating expenses	144,573	128,173	420,369	374,873
Operating income	22,154	20,612	86,523	75,591
Interest expense	3,539	3,414	10,381	12,994
Interest income	(2,931)	(2,584)	(8,452)	(5,146)
Equity in net (income) loss of unconsolidated affiliates	(1,263)	(1,523)	(4,135)	29,394
Other income	(191)	(5)	(627)	(159)
Income before income taxes	23,000	21,310	89,356	38,508
Income tax expense	5,050	3,088	21,457	10,298
Net income	$17,950	$18,222	$67,899	$28,210

Basic earnings per share	$0.33	$0.33	$1.23	$0.51
Diluted earnings per share	$0.25	$0.24	$0.89	$0.38

Weighted-average basic shares outstanding	54,898	55,367	55,022	55,776
Weighted-average diluted shares outstanding	83,008	86,825	84,309	79,559

EZCORP, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands, except share and per share amounts)	June 30, 2024	June 30, 2023	September 30, 2023

Assets:
Current assets:
Cash and cash equivalents	$218,038	$237,974	$220,595
Restricted cash	9,204	8,549	8,373
Pawn loans	261,720	229,379	245,766
Pawn service charges receivable, net	40,638	34,959	38,885
Inventory, net	171,937	154,944	166,477
Prepaid expenses and other current assets	40,391	44,925	39,623
Total current assets	741,928	710,730	719,719
Investments in unconsolidated affiliates	12,297	10,247	10,987
Other investments	51,220	39,220	36,220
Property and equipment, net	59,926	61,849	68,096
Right-of-use assets, net	235,030	243,100	234,388
Goodwill	308,847	302,120	302,372
Intangible assets, net	60,164	60,009	58,216
Deferred tax asset, net	25,245	19,610	25,702
Other assets, net	15,506	10,793	12,011
Total assets	$1,510,163	$1,457,678	$1,467,711

Liabilities and equity:
Current liabilities:
Current maturities of long-term debt, net	$137,326	$—	$34,265
Accounts payable, accrued expenses and other current liabilities	69,742	74,458	$81,605
Customer layaway deposits	20,067	18,595	18,920
Operating lease liabilities, current	58,905	56,919	57,182
Total current liabilities	286,040	149,972	191,972
Long-term debt, net	223,998	359,686	325,847
Deferred tax liability, net	416	349	435
Operating lease liabilities	188,996	197,499	193,187
Other long-term liabilities	9,258	11,130	10,502
Total liabilities	708,708	718,636	721,943
Commitments and contingencies (Note 9)
Stockholders’ equity:
Class A Non-voting Common Stock, par value $0.01 per share; shares authorized: 100 million; issued and outstanding : 51,771,917 as of June 30, 2024; 52,214,761 as of June 30, 2023; and 51,869,569 as of September 30, 2023	518	522	519
Class B Voting Common Stock, convertible, par value $0.01 per share; shares authorized: 3 million; issued and outstanding: 2,970,171	30	30	30
Additional paid-in capital	347,082	344,857	346,181
Retained earnings	493,830	422,549	431,140
Accumulated other comprehensive loss	(40,005)	(28,916)	(32,102)
Total equity	801,455	739,042	745,768
Total liabilities and equity	$1,510,163	$1,457,678	$1,467,711

EZCORP, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended June 30,
(in thousands)	2024	2023

Operating activities:
Net income	$67,899	$28,210
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	24,942	23,977
Amortization of debt discount and deferred financing costs	1,212	1,135
Non-cash lease expense	43,999	41,752
Deferred income taxes	438	(7,489)
Other adjustments	69	(4,894)
Provision for inventory reserve	589	(160)
Stock compensation expense	7,945	6,876
Equity in net (income) loss from investment in unconsolidated affiliates	(4,135)	29,394
Net loss on extinguishment of debt	—	3,545
Changes in operating assets and liabilities, net of business acquisitions:
Pawn service charges receivable	(1,593)	(316)
Inventory	(2,775)	(5,501)
Prepaid expenses, other current assets and other assets	(3,625)	(2,750)
Accounts payable, accrued expenses and other liabilities	(65,396)	(53,018)
Customer layaway deposits	1,055	1,036
Income taxes	(360)	8,923
Dividends from unconsolidated affiliates	—	3,589
Net cash provided by operating activities	70,264	74,309
Investing activities:
Loans made	(683,121)	(592,689)
Loans repaid	391,297	343,886
Recovery of pawn loan principal through sale of forfeited collateral	272,781	251,608
Capital expenditures, net	(16,870)	(27,751)
Acquisitions, net of cash acquired	(11,963)	(12,968)
Proceeds from (issuance of) notes receivable	1,100	(15,500)
Investment in unconsolidated affiliate	(993)	(2,133)
Investment in other investments	(15,000)	(15,000)
Dividends from unconsolidated affiliates	3,535	—
Net cash used in investing activities	(59,234)	(70,547)
Financing activities:
Taxes paid related to net share settlement of equity awards	(3,253)	(1,149)
Proceeds from issuance of debt	—	230,000
Debt issuance cost	—	(7,458)
Cash paid on extinguishment of debt	—	(1,951)
Payments on debt	—	(178,488)
Purchase and retirement of treasury stock	(9,009)	(13,982)
Payments of finance leases	(386)	—
Net cash (used in) provided by financing activities	(12,648)	26,972
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(108)	1,420
Net (decrease) increase in cash, cash equivalents and restricted cash	(1,726)	32,154
Cash and cash equivalents and restricted cash at beginning of period	228,968	214,369
Cash and cash equivalents and restricted cash at end of period	$227,242	$246,523

EZCORP, Inc.
OPERATING SEGMENT RESULTS

	Three Months Ended June 30, 2024 (Unaudited)
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$107,849	$50,291	$—	$158,140	$—	$158,140
Jewelry scrapping sales	13,757	1,638	—	15,395	—	15,395
Pawn service charges	77,416	30,414	—	107,830	—	107,830
Other revenues	28	28	—	56	—	56
Total revenues	199,050	82,371	—	281,421	—	281,421
Merchandise cost of goods sold	67,229	33,982	—	101,211	—	101,211
Jewelry scrapping cost of goods sold	11,887	1,596	—	13,483	—	13,483
Gross profit	119,934	46,793	—	166,727	—	166,727
Segment and corporate expenses (income):
Store expenses	81,441	34,894	—	116,335	—	116,335
General and administrative	—	—	—	—	20,060	20,060
Depreciation and amortization	2,408	2,090	—	4,498	3,660	8,158
(Gain) loss on sale or disposal of assets and other	(2)	22	—	20	—	20
Interest expense	—	—	—	—	3,539	3,539
Interest income	—	(370)	(605)	(975)	(1,956)	(2,931)
Equity in net (income) loss of unconsolidated affiliates	—	—	(1,406)	(1,406)	143	(1,263)
Other (income) expense	—	(184)	12	(172)	(19)	(191)
Segment contribution	$36,087	$10,341	$1,999	$48,427
Income (loss) before income taxes				$48,427	$(25,427)	$23,000

	Three Months Ended June 30, 2023 (Unaudited)
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$102,177	$45,803	$—	$147,980	$—	$147,980
Jewelry scrapping sales	13,098	833	—	13,931	—	13,931
Pawn service charges	68,790	25,029	—	93,819	—	93,819
Other revenues	27	40	15	82	—	82
Total revenues	184,092	71,705	15	255,812	—	255,812
Merchandise cost of goods sold	62,799	32,270	—	95,069	—	95,069
Jewelry scrapping cost of goods sold	11,101	857	—	11,958	—	11,958
Gross profit	110,192	38,578	15	148,785	—	148,785
Segment and corporate expenses (income):
Store expenses	75,389	29,543	—	104,932	—	104,932
General and administrative	—	—	—	—	17,876	17,876
Depreciation and amortization	2,505	2,303	—	4,808	3,218	8,026
Gain on sale or disposal of assets	—	(29)	—	(29)	—	(29)
Other income	—	(2,632)	—	(2,632)	—	(2,632)
Interest expense	—	—	—	—	3,414	3,414
Interest income	(1)	(256)	—	(257)	(2,327)	(2,584)
Equity in net income of unconsolidated affiliates	—	—	(1,523)	(1,523)	—	(1,523)
Other (income) expense	—	(65)	10	(55)	50	(5)
Segment contribution	$32,299	$9,714	$1,528	$43,541
Income (loss) before income taxes				$43,541	$(22,231)	$21,310

	Nine Months Ended June 30, 2024 (Unaudited)
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$348,211	$154,019	$—	$502,230	$—	$502,230
Jewelry scrapping sales	39,258	3,933	—	43,191	—	43,191
Pawn service charges	236,499	84,943	—	321,442	—	321,442
Other revenues	94	59	35	188	—	188
Total revenues	624,062	242,954	35	867,051	—	867,051
Merchandise cost of goods sold	218,736	103,944	—	322,680	—	322,680
Jewelry scrapping cost of goods sold	33,965	3,514	—	37,479	—	37,479
Gross profit	371,361	135,496	35	506,892	—	506,892
Segment and corporate expenses (income):
Store expenses	239,536	101,936	—	341,472	—	341,472
General and administrative	—	—	—	—	54,869	54,869
Depreciation and amortization	7,548	6,821	—	14,369	10,573	24,942
(Gain) loss on sale or disposal of assets and other	(6)	(240)	—	(246)	97	(149)
Other income	—	—	—	—	(765)	(765)
Interest expense	—	—	—	—	10,381	10,381
Interest income	—	(1,398)	(1,811)	(3,209)	(5,243)	(8,452)
Equity in net (income) loss of unconsolidated affiliates	—	—	(4,278)	(4,278)	143	(4,135)
Other (income) expense	—	(231)	27	(204)	(423)	(627)
Segment contribution	124,283	28,608	$6,097	$158,988
Income (loss) before income taxes				$158,988	$(69,632)	$89,356

	Nine Months Ended June 30, 2023 (Unaudited)
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$329,231	$135,043	$—	$464,274	$—	$464,274
Jewelry scrapping sales	30,088	4,552	—	34,640	—	34,640
Pawn service charges	208,045	71,397	—	279,442	—	279,442
Other revenues	84	75	47	206	—	206
Total revenues	567,448	211,067	47	778,562	—	778,562
Merchandise cost of goods sold	203,698	93,587	—	297,285	—	297,285
Jewelry scrapping cost of goods sold	25,867	4,946	—	30,813	—	30,813
Gross profit	337,883	112,534	47	450,464	—	450,464
Segment and corporate expenses (income):
Store expenses	220,639	86,365	—	307,004	—	307,004
General and administrative	—	(3)	—	(3)	48,964	48,961
Depreciation and amortization	7,820	6,850	—	14,670	9,307	23,977
Loss (gain) on sale or disposal of assets	84	(56)	—	28	—	28
Other income	—	(5,097)	—	(5,097)	—	(5,097)
Interest expense	—	—	—	—	12,994	12,994
Interest income	(2)	(723)	—	(725)	(4,421)	(5,146)
Equity in net loss of unconsolidated affiliates	—	—	29,394	29,394	—	29,394
Other (income) expense	—	(41)	20	(21)	(138)	(159)
Segment contribution (loss)	$109,342	$25,239	$(29,367)	$105,214
Income (loss) before income taxes				$105,214	$(66,706)	$38,508

EZCORP, Inc.
STORE COUNT ACTIVITY
(Unaudited)

	Three Months Ended June 30, 2024
	U.S. Pawn	Latin America Pawn	Consolidated

As of March 31, 2024	535	711	1,246
New locations opened	1	6	7
Locations acquired	5	—	5
As of June 30, 2024	541	717	1,258

	Three Months Ended June 30, 2023
	U.S. Pawn	Latin America Pawn	Consolidated

As of March 31, 2023	527	672	1,199
New locations opened	1	12	13
As of June 30, 2023	528	684	1,212

	Nine Months Ended June 30, 2024
	U.S. Pawn	Latin America Pawn	Consolidated

As of September 30, 2023	529	702	1,231
New locations opened	1	20	21
Locations acquired	12	—	12
Locations combined or closed	(1)	(5)	(6)
As of June 30, 2024	541	717	1,258

	Nine Months Ended June 30, 2023
	U.S. Pawn	Latin America Pawn	Consolidated

As of September 30, 2022	515	660	1,175
New locations opened	3	25	28
Locations acquired	10	—	10
Locations combined or closed	—	(1)	(1)
As of June 30, 2023	528	684	1,212

Non-GAAP Financial Information (Unaudited)
In addition to the financial information prepared in conformity with accounting U.S. generally accepted accounting principles (“GAAP”), we provide certain other non-GAAP financial information on a constant currency (“constant currency”) and adjusted basis. We use constant currency results to evaluate our Latin America Pawn operations, which are denominated primarily in Mexican pesos, Guatemalan quetzales and other Latin American currencies. We believe that presentation of constant currency and adjusted results is meaningful and useful in understanding the activities and business metrics of our operations and reflect an additional way of viewing aspects of our business that, when viewed with GAAP results, provide a more complete understanding of factors and trends affecting our business. We provide non-GAAP financial information for informational purposes and to enhance understanding of our GAAP consolidated financial statements. We use this non-GAAP financial information primarily to evaluate and compare operating results across accounting periods.
Readers should consider the information in addition to, but not instead of or superior to, our financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.
Constant currency results reported herein are calculated by translating consolidated balance sheet and consolidated statement of operations items denominated in local currency to U.S. dollars using the exchange rate from the prior-year comparable period, as opposed to the current period, in order to exclude the effects of foreign currency rate fluctuations. In addition, we have an equity method investment that is denominated in Australian dollars and is translated into U.S. dollars. We used the end-of-period rate for balance sheet items and the average closing daily exchange rate on a monthly basis during the appropriate period for statement of operations items. The end-of-period and approximate average exchange rates for each applicable currency as compared to U.S. dollars as of and for the three and nine months ended June 30, 2024 and 2023 were as follows:

	June 30,		Three Months Ended June 30,		Nine Months Ended June 30,
	2024	2023	2024	2023	2024	2023

Mexican peso	18.3	17.1	17.2	17.7	17.3	18.7
Guatemalan quetzal	7.6	7.7	7.6	7.6	7.6	7.6
Honduran lempira	24.3	24.4	24.3	24.3	24.3	24.3
Australian dollar	1.5	1.5	1.5	1.5	1.5	1.5
Our statement of operations constant currency results reflect the monthly exchange rate fluctuations and so are not directly calculable from the above rates. Constant currency results, where presented, also exclude the foreign currency gain or loss.
Miscellaneous Non-GAAP Financial Measures

	Three Months Ended June 30,
(in millions)	2024	2023

Net income	$18.0	$18.2
Interest expense	3.5	3.4
Interest income	(2.9)	(2.6)
Income tax expense	5.0	3.1
Depreciation and amortization	8.2	8.0
EBITDA	$31.8	$30.2

	Total Revenues	Gross Profit	Income Before Tax	Tax Effect	Net Income	Diluted EPS	EBITDA

2024 Q3 Reported	$281.4	$166.7	$23.0	$5.0	$18.0	$0.25	$31.8
Impact of dilutive instruments*	—	—	—	—	—	(0.01)	—
FX Impact	—	—	0.1	—	—	—	0.1
Constant Currency and other impact	(1.6)	(0.9)	(0.3)	0.8	(1.0)	(0.01)	(0.3)
2024 Q3 Adjusted	$279.8	$165.8	$22.8	$5.8	$17.0	$0.23	$31.6

	Total Revenues	Gross Profit	Income Before Tax	Tax Effect	Net Income	Diluted EPS	EBITDA

2023 Q3 Reported	$255.8	$148.8	$21.3	$3.1	$18.2	$0.24	$30.2
Contingent consideration acquisition transaction	—	—	(2.6)	(0.5)	(2.1)	(0.02)	(2.6)
Tax Impact	—	—	—	1.2	(1.2)	(0.02)	—
2023 Q3 Adjusted	$255.8	$148.8	$18.7	$3.8	$14.9	$0.20	$27.6

	Three Months Ended June 30, 2024		Nine Months Ended June 30, 2024
(in millions)	U.S. Dollar Amount	Percentage Change YOY	U.S. Dollar Amount	Percentage Change YOY

Consolidated revenues	$281.4	10%	$867.1	11%
Currency exchange rate fluctuations	(1.6)		(14.2)
Constant currency consolidated revenues	$279.8	9%	$852.8	10%

Consolidated gross profit	$166.7	12%	$506.9	13%
Currency exchange rate fluctuations	(0.9)		(7.7)
Constant currency consolidated gross profit	$165.8	11%	$499.2	11%

Consolidated net inventory	$171.9	11%	$171.9	11%
Currency exchange rate fluctuations	2.7		2.7
Constant currency consolidated net inventory	$174.6	13%	$174.6	13%

Latin America Pawn gross profit	$46.8	21%	$135.5	20%
Currency exchange rate fluctuations	(0.9)		(7.7)
Constant currency Latin America Pawn gross profit	$45.9	19%	$127.8	14%

Latin America Pawn PLO	$62.4	24%	$62.4	24%
Currency exchange rate fluctuations	3.0		3.0
Constant currency Latin America Pawn PLO	$65.4	30%	$65.4	30%

Latin America Pawn PSC revenues	$30.4	22%	$84.9	19%
Currency exchange rate fluctuations	(0.6)		(4.5)
Constant currency Latin America Pawn PSC revenues	$29.8	19%	$80.4	13%

Latin America Pawn merchandise sales	$50.3	10%	$154.0	14%
Currency exchange rate fluctuations	(1.0)		(9.5)
Constant currency Latin America Pawn merchandise sales	$49.3	8%	$144.5	7%

Latin America Pawn segment profit before tax	$10.3	6%	$28.6	13%
Currency exchange rate fluctuations	(0.1)		(1.1)
Constant currency Latin America Pawn segment profit before tax	$10.2	5%	$27.5	9%